EXHIBIT 99.1

FOR RELEASE:	November 1, 2013

Lisa F. Campbell

Executive Vice President

Chief Financial Officer and Chief Operating Officer

Office: 910-892-7080 and Direct: 910-897-3660

lisac@NewCenturyBankNC.com

NewCenturyBankNC.com

NEW CENTURY BANCORP REPORTS

THIRD QUARTER 2013 EARNINGS

Third quarter sees Company post year-to-date net income of $2.7 million and announce strategic merger with Select Bancorp, Inc.

DUNN, NC . . . New Century Bancorp (the “Company” NASDAQ: NCBC), the holding company for New Century Bank, today reported net income of $650,000 for the quarter ended September 30, 2013, and basic and diluted earnings per share of $0.09, compared to net income of $632,000 and basic and diluted earnings per share of $0.09 for the third quarter of 2012. For the nine months ended September 30, 2013, net income was $2.7 million with basic and diluted earnings per share of $0.39, compared to $3.9 million and basic and diluted earnings per share of $0.57 for the nine months ended September 30, 2012, a period that reflected New Century’s benefit from both a substantial loan recovery and a gain on the sale of branches in Pembroke and Raeford, NC.

Total assets, deposits, and loans for the Company as of September 30, 2013, were $545.0 million, $459.8 million, and $349.1 million, respectively, compared to total assets of $577.8 million, total deposits of $481.3 million, and total loans of $386.1 million as of the same date in 2012.

At the end of third quarter/early fourth quarter 2013, New Century made the following announcements:

•	New Century Bancorp and Select Bancorp, Inc., the holding company for Select Bank & Trust Company, signed a strategic merger agreement on September 30, 2013. Subject to the approval of federal and state regulatory agencies and shareholders of both companies, plans call for the merger to close in mid-2014.

•	New Century Bank opened its first full-service office in Raleigh, the capital of North Carolina, on October 1, 2013, establishing a branch presence in the Wake County market. The branch is located at 8470 Falls of Neuse Road, near the I-540 interchange.

Commenting on third quarter results, New Century President and CEO William L. Hedgepeth II said, “We are pleased with our performance results to-date in 2013. While challenges persist in both the regulatory environment and the U.S. economy, we are meeting those challenges in a focused, disciplined manner. We look forward to our planned partnership with Select Bancorp, and the additional markets and customers we will serve as a result. This is an exciting time for not only New Century, but for Select and all of our shareholders, customers and communities, as we come together to form one larger, stronger community bank.

“I would be remiss to not note that when the FDIC released deposit market share data as of June 30, 2013, New Century Bank once again held the #1 position for deposit market share in Dunn, North Carolina, our headquarters city. Our staff takes a great deal of pride in having held this position for eleven straight years, as they should.

They are to be commended on their hard work and this result. While this is a particularly outstanding record, many of our branches are highly ranked in their respective cities and counties with regard to deposit market share, including, that we hold the #1 position among community banks in Cumberland, Harnett, and Sampson counties. The staff members at offices in these counties also are to be congratulated.”

New Century Bank has branch offices in these North Carolina communities: Dunn, Clinton, Fayetteville, Goldsboro, Lillington, Lumberton, and Raleigh, and a loan production office in Greenville.

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The information as of and for the quarter ended September 30, 2013, as presented is unaudited. This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements regarding certain of our goals and expectations with respect to earnings, earnings per share, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and (ii) statements preceded by, followed by or that include the words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “projects,” “outlook” or similar expressions. The actual results might differ materially from those projected in the forward-looking statements for various reasons, including, but not limited to, our ability to manage growth, substantial changes in financial markets, regulatory changes, changes in interest rates, loss of deposits and loan demand to other savings and financial institutions, and changes in real estate values and the real estate market. Additional information concerning factors that could cause actual results to materially differ from those in the forward-looking statements is contained in the Company’s SEC filings, including its periodic reports under the Securities Exchange Act of 1934, as amended, copies of which are available upon request from the Company.

New Century Bancorp, Inc.
Selected Financial Information and Other Data
($ in thousands, except per share data)

	At or for the three months ended					At or for the nine months ended

	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	September 30, 2013	September 30, 2012	September 30, 2011
Summary of Operations:
Total interest income	$5,600	$5,968	$5,878	$5,990	$6,198	$17,447	$19,142	$23,297
Total interest expense	1,299	1,355	1,418	1,552	1,623	4,072	5,080	6,522
Net interest income	4,301	4,613	4,460	4,438	4,575	13,375	14,062	16,775
Provision for loan losses	(130)	(375)	(100)	-	189	(605)	(2,597)	5,900
Net interest income after provision	4,431	4,988	4,560	4,438	4,386	13,980	16,659	10,875
Noninterest income	624	755	619	1,015	757	1,997	2,582	2,176
Noninterest expense	3,912	3,756	3,921	4,201	4,170	11,590	13,034	14,531
Income before income taxes	1,143	1,987	1,258	1,252	973	4,387	6,207	(1,480)
Provision for income taxes (benefit)	493	728	465	517	341	1,685	2,305	(718)
Net income	$650	$1,259	$793	$735	$632	$2,702	$3,902	$(762)

Share and Per Share Data:
Earnings per share - basic	$0.09	$0.18	$0.12	$0.11	$0.09	$0.39	$0.57	$(0.11)
Earnings per share - diluted	$0.09	$0.18	$0.12	$0.11	$0.09	$0.39	$0.57	$(0.11)
Book value per share	$8.09	$8.00	$7.93	$7.84	$7.76	$8.09	$7.76	$7.14
Tangible book value per share	$8.06	$7.97	$7.89	$7.79	$7.72	$8.06	$7.72	$7.05
Ending shares outstanding	6,921,352	6,921,352	6,916,506	6,913,636	6,913,636	6,921,352	6,913,636	6,860,367
Weighted average shares outstanding:
Basic	6,921,352	6,921,352	6,914,934	6,913,636	6,913,636	6,917,958	6,892,946	6,896,102
Diluted	6,924,142	6,922,942	6,916,011	6,914,345	6,914,085	6,919,507	6,893,064	6,896,102

Selected Performance Ratios:
Return on average assets	0.47%	0.91%	0.56%	0.50%	0.44%	0.64%	0.91%	-0.16%
Return on average equity	4.61%	9.09%	5.86%	5.37%	4.69%	6.52%	9.98%	-2.03%
Net interest margin	3.41%	3.61%	3.37%	3.33%	3.49%	3.46%	3.61%	3.85%
Efficiency ratio (1)	79.43%	69.97%	77.20%	77.04%	78.21%	75.39%	78.31%	76.68%

Period End Balance Sheet Data:
Loans, held for sale	$-	$406	$432	$-	$-	$-	$-	$-
Loans, net of unearned income	349,087	355,651	360,431	367,892	386,096	349,087	386,096	439,410
Total Earning Assets	505,489	499,819	523,675	543,674	525,962	505,489	525,962	564,928
Core Deposit Intangible	211	240	269	298	327	211	327	583
Total Assets	545,018	550,008	567,517	585,453	577,833	545,018	577,833	616,580
Deposits	459,811	465,489	482,983	498,559	481,320	459,811	481,320	527,172
Short term debt	14,207	13,858	14,658	17,848	26,195	14,207	26,195	23,850
Long term debt	12,372	12,372	12,372	12,372	12,372	12,372	12,372	14,372
Shareholders' equity	55,991	55,403	54,840	54,179	53,671	55,991	53,671	48,949

Selected Average Balances:
Gross Loans	$347,142	$359,559	$365,871	$375,413	$386,217	$357,456	$397,099	$458,676
Total Earning Assets	500,079	512,953	537,230	530,344	520,852	516,618	520,492	582,777
Core Deposit Intangible	223	252	283	310	339	252	415	640
Total Assets	548,460	557,298	577,092	580,974	569,048	560,995	572,482	629,372
Deposits	462,994	472,986	489,150	485,844	474,069	474,948	480,492	537,884
Short term debt	13,929	13,851	18,215	23,961	24,609	14,832	24,018	22,075
Long term debt	12,372	12,372	12,372	12,372	12,372	12,372	12,372	16,372
Shareholders' equity	55,911	55,529	54,890	54,352	53,619	55,447	52,239	50,299

Asset Quality Ratios:
Nonperforming loans	$17,400	$15,656	$11,180	$12,030	$18,613	$17,400	$18,613	$20,116
Other real estate owned	2,164	2,370	2,340	2,833	2,849	2,164	2,849	$3,230
Allowance for loan losses	6,858	7,218	7,775	7,897	8,588	6,858	8,588	$10,338
Nonperforming loans (2) to period-end loans (4)	4.98%	4.40%	3.10%	3.27%	4.82%	4.98%	4.82%	4.58%
Allowance for loan losses to period-end loans (4)	1.96%	2.03%	2.16%	2.15%	2.22%	1.96%	2.22%	2.35%
Delinquency Ratio (3)	0.16%	0.87%	0.79%	0.32%	0.47%	0.16%	0.47%	0.93%
Net loan charge-offs to average loans	0.26%	0.20%	0.02%	0.85%	0.11%	0.16%	-0.42%	-0.37%

(1)	Efficiency ratio is calculated as non-interest expenses divided by the sum of net interest income and non-interest income.
(2)	Nonperforming loans consist of non-accrual loans and restructured loans.
(3)	Delinquency Ratio includes 30-89 days past due and excludes non-accrual loans.
(4)	Excludes loans held for sale